EXHIBIT 21



     SUBSIDIARIES                                            STATE OF
                                                           INCORPORATION

Executive TeleCard, Inc.                                      Colorado
IDX International, Inc.                                       Virginia
Telekey, Inc.                                                  Georgia
eGlobe Financing Corporation                                  Delaware
IDX Financing Corporation                                     Delaware
Telekey Financing Corporation                                 Delaware
Executive TeleCard SA (T&C)                                Turks & Caicos
Trans World Telecommunications A/S                             Denmark
UCI Tele Networks, Ltd.                                        Cyprus
eGlobe Equipment and Services (USA) Inc.                      Virginia
Vogo Networks LLC                                             Delaware
eGlobe/Oasis, Inc.                                            Delaware
eGlobe/Oasis Reservations LLC                                 Delaware
eGlobe Development Corporation                                Delaware
iGlobe, Inc.                                                  Delaware
eGlobe/Coast, Inc.                                            Delaware
OneGlobe, LLC                                                 Delaware
i1.com, Inc.                                                  Delaware
Trans Global Communications, Inc.                             New York